Exhibit 99(q)

POWER OF ATTORNEY

I, the undersigned Trustee or officer of WisdomTree Digital Trust, hereby severally constitute and appoint each of Stuart Bell, Ryan Louvar and Joshua Mayo, each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Trust’s registration statements, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the SEC under the 1940 Act and (as applicable) the 1933 Act, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodities Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof, as described in the Power of Attorney.

The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the above-referenced Registration Statement on Form N-1A, or any amendment thereto, with the Securities and Exchange Commission. Each of the undersigned revokes all previous powers of attorney granted by him to the extent inconsistent with this Power of Attorney. This Power of Attorney will remain in full force and effect until specifically rescinded by the undersigned.

Name:	Capacity:	Date as of:

/s/ Joseph Keenan Joseph Keenan	Trustee	June 29, 2022

/s/ Mary Moran Zeven Mary Moran Zeven	Trustee	June 29, 2022

/s/ Nicholas Fusco Nicholas Fusco	Trustee	June 29, 2022